Exhibit 10(am)

July 21, 1998

Playtex Products, Inc.                          Toronto Dominion (New York), Inc

Attention: Michael Goss                         Attention: Lorraine D'Costa

Facsimile: (203) 341-4260                       Facsimile: (416) 983-1553
Telephone: (203 341-4000                        Telephone: (416) 983-0774

Dear Mr. Goss:

      Reference: Swap Transaction Confirmation (Reference:# 269526T-CSG)

The purpose of this facsimile is to set forth the terms and conditions of the Swap Transaction entered into between Playtex Products, Inc.and Toronto Dominion (New York), Inc. on the Trade Date specified below (the "Transaction"). This facsimile constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

The definitions and provisions contained in the 1991 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. (the "Definitions") are incorporated by reference into this Confirmation and the Transaction is subject to the terms and conditions of the 1992 ISDA Master Agreement published by the International Swaps and Derivatives Association, Inc.(the "ISDA Agreement"). In the event of any inconsistency among or between the ISDA Agreement, the Definitions and this confirmation, this Confirmation will govern.

This Confirmation and its acknowledgement evidence a complete and binding agreement between you and us. In addition, you and we agree to negotiate in good faith and enter into a master agreement without delay and in no event later than 60 days from the Trade Date in the form of the ISDA Agreement with such modifications as you and we shall in good faith agree including without limitation the Conditions listed below (the "Agreement").

This Confirmation will supplement , form part of and be subject to the Agreement between you and us. All provisions contained in the Agreement will govern this Confirmation except as may be expressly modified below.

Each party represents to the other party that the terms and conditions of this Transaction do not violate or conflict with any policies, procedures, by-laws or management directives of such party whether in force by resolution or otherwise. For greater certainty, the other party has no responsibility whatsoever to confirm compliance by such party with respect to any such policy, procedure, by-law or management directive whether it has knowledge of same or not.

Transaction Reference:# 269526T-CSG

The terms of the particular Transaction to which this Confirmation relates are as follows:

1. General Terms

Notional Amount:                    USD 100,000,000.00

Party A:                            Toronto Dominion (New York), Inc.

Party B:                            Playtex Products, Inc.

Trade Date:                         July 21,  1998

Effective Date:                     July 23, 1998

Termination Date:                   The earlier of (i) Iuly 23, 2002 and (ii)
                                    the Cancellation Date subject to adjustment in accordance with the Modified Following
                                    Business Day Convention.

Calculation Agent:                  Party A.

Business Days                       New York & London

2. Fixed Payment:

Fixed Rate Payer:                   Party B

Fixed Rate:                         5.455%

Fixed Rate Day Count Fraction:      Actual/360

Fixed Rate Payer Payment Dates:     The 23rd day of each month, commencing
                                    August 24th, 1998 up to and including the Termination Date subject to adjustment in accordance with the Modified Following
                                    Business Day Convention

3. Floating Payments:

Floating Rate Payer:                Party A

Floating Rate Option:               "USD-LIBOR-BBA"

Transaction Reference:# 269526T-CSG

Designated Maturity:                1 month

Floating Rate Day Count Fraction:   Actual/360

Floating Rate Payer Payment Dates:  The 23rd day of each month, commencing
                                    August 24th, 1998 up to and including the Termination Date subject to adjustment in accordance with the Modified Following Business Day Convention

Reset Dates:                        The first day of each Calculation Period

4. Cancellable Feature:

Party A, at its sole discretion, may cancel this Transaction on any Reset Date occurring on or after July 23, 2000 (the "Cancellation Date") upon two (2) Business Days' prior written notice to Party B.

Upon such termination, no further payments shall be due by either party , other than amounts due on the Termination Date as provided for herein.

5. Account Details

Payments to Party A in USD:         Bank of America, New York
                                    A/C: # 0360-6550-1-13535
                                    A/C: The Toronto-Dominion Bank, New York
                                    Branch
                                    ATTN: CSG

Payments to Party B in USD:         To be provided by Party B as necessary

6. Expenses:

      Each party agrees to be solely responsible for expenses incurred by it in documenting this Transaction including without limitation, its own legal fees and disbursements.

7. Conditions

The parties agree that the ISDA Agreement will contain, without limitation, the following terms and conditions:

(i) The Cross Default provisions of Section 5(a)(vi) if the ISDA Agreement will apply to both parties.

(ii)  Details of any Credit Support Document:

      With respect to Party A, the guarantee of Party A's Credit Support
      Provider.

Transaction Reference:# 269526T-CSG

            With respect to Party B:

      o the Credit Agreement dated as of July 21, 1997, as supplemented or amended from time to time, between Party B as borrower, DLJ Capital Funding, Inc. as syndication agent, and Party A and various other entities as lenders (the "Credit Agreement");

      o The Security Documents (as such term is defined in the Credit Agreement), as supplemented or amended from time to time; and

      o The Intercreditor Agreement (as such term is defined in the Credit Agreement) as supplemented or amended from time to time.

(iii) All obligations of Party B pursuant to this Agreement whether now existing or incurred hereafter shall rank pari passu with all senior secured indebtedness of Party B, whether now existing or incurred hereafter.

(iv) Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):-

      (a) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and condition of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. It has not received from the other party any assurance or guarantee as to the expected results of that Transaction.

      (b) Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the financial and other risks of that Transaction.

      (c) Status of Parties. The other party is not acting as a fiduciary or an advisor for it in respect of that Transaction.

The Conditions indicated above shall cease to apply and have no force and effect upon execution by the parties of an ISDA Master Agreement which will then govern this Transaction.

Transaction Reference:# 269526T-CSG

Please confirm that the foregoing correctly sets forth the terms of our agreement by a return facsimile to The Toronto-Dominion Bank, Finance & Risk Management, Attention: Derivative Products, facsimile #(416) 983-1553 substantially to the following effect:

"RE: Playtex Products, Swap Transaction USD 100,000,000.00 (Reference # 269526T-CSG)

We acknowledge receipt of your facsimile dated August 7, 1998, in respect of above referenced Transaction between Toronto Dominion (New York), Inc. and Playtex Products, Inc. with Trade Date of July 21,1998 and Termination Date as specified herein and confirm that this facsimile correctly sets forth terms of our agreement relating to the Transaction described therein.

                                    Very sincerely,

                                    Toronto Dominion (New York), Inc.


                                    By: /s/ Chriss Regan
                                       ----------------------------------

                                    Name:  Chriss Regan
                                    Title: Senior Manager
                                           Finance & Risk Management

Agreed and Accepted:

Playtex Products, Inc.

By:/s/ Glenn A. Forbes
   ----------------------------

Name: Glenn A. Forbes
Title: Vice President, Finance